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                                                                    EXHIBIT 11.1

                            USA WASTE SERVICE, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               YEAR ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            1995         1994        1993
                                                          --------     --------     -------
PRIMARY
  Income (loss) available to common shareholders........  $ 30,262     $(76,843)    $   406
                                                          ========     ========     =======
  Number of common shares outstanding...................    65,975       50,409      46,430
  Effect of using weighted average common stock
     outstanding........................................   (11,579)      (1,375)     (1,071)
  Common stock equivalents(1)...........................       874          637         526
                                                          --------     --------     -------
           Total........................................    55,270       49,671      45,885
                                                          ========     ========     =======
           Earnings (loss) per common share.............  $   0.55     $  (1.55)    $  0.01
                                                          ========     ========     =======
FULLY DILUTED
  Net income (loss).....................................  $ 30,262     $(76,278)    $   988
                                                          ========     ========     =======
  Number of common shares outstanding...................    65,975       50,409      46,430
  Effect of using weighted average common stock
     outstanding........................................   (11,579)      (1,375)     (1,071)
  Common stock equivalents(1)...........................       924        1,466       2,184
                                                          --------     --------     -------
           Total........................................    55,320       50,500      47,543
                                                          ========     ========     =======
           Earnings (loss) per common share(2)..........  $   0.55     $  (1.51)    $  0.02
                                                          ========     ========     =======

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(1)  Common stock equivalents were determined based on the "Treasury Stock
     Method" as set forth in Accounting Principles Board Opinion No. 15.

(2) The dilutive effect between primary and fully dilutive earnings (loss) per common share is less than 3% or is anti-dilutive for all periods presented and is therefore not disclosed in the consolidated statements of operations.